Exhibit 20.1
                                                             ------------


CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  10                                              PAGE    # 1
DETERMINATION:  10-Jul-97                               Beginning       6/1/97
DISTRIBUTION:   15-Jul-97                               Ending         6/30/97
TIME:   7/18/97 13:58


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES



        ORIG PRINCIPAL     BEG PRINCIPAL        PRINCIPAL       INTEREST        TOTAL           END PRINCIPAL
CLASS   BALANCE            BALANCE              DISTRIBUTION    DISTRIBUTION    BALANCE         BALANCE

 A      $1,478,422,107.71  $1,112,670,968.19    $39,979,128.28  $6,128,962.58   $46,108,090.86  $1,072,691,839.91
 B         $45,725,000.00     $34,412,959.42     $1,236,484.24    $193,859.67    $1,430,343.91     $33,176,475.18

CERTIFICATE
TOTALS  $1,524,147,107.71  $1,147,083,927.61    $41,215,612.52  $6,322,822.25   $47,538,434.77  $1,105,868,315.09


                            FACTOR   INFORMATION   PER   $1,000


              PRINCIPAL       INTEREST        END PRINCIPAL
CLASS         DISTRIBUTION    DISTRIBUTION    BALANCE
 A            27.04175490     4.14561075      725.56534045
 B            27.04175484     4.23968660      725.56534019

Certificate
Totals        27.04175490     4.14843306      725.56534044


                IF THERE ARE ANY QUESTIONS OR COMMENTS,
                PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW



                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 10TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  10                                               PAGE        # 2
DETERMINATION:  10-Jul 97                                Beginning       6/1/97
DISTRIBUTION:   15-Jul-97                                Ending         6/30/97
TIME:   6/18/97 13:58


                                                                      per $1000
                                                                      ---------
Section 5.8 (iii)       Servicing Fee                 $955,903.27     .62717258




Class   Principal       Interest        Total         Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
A       $39,979,128.28  $6,128,962.58   $46,108,090.86  27.04175490          4.14561075            31.18736565
B        $1,236,484.24    $193,859.67    $1,430,343.91  27.04175484          4.23968660            31.28144144

Total   $41,215,612.52  $6,322,822.25   $47,538,434.77  27.04175490          4.14843306            31.19018796

Section 5.8 (v)     Pool Balance at the end of the
                     Collection Period                        $1,105,868,315.09


Section 5.8 (vi)    Aggregate Net Losses for Collection
                      Period                                        $490,185.32

Section 5.8 (vii)  Carryover Shortfall for Collection Period
                     Class A Interest                                      0.00
                     Class B Interest                                      0.00
                     Class A Principal                                     0.00
                     Class B Principal                                     0.00
                     TOTAL                                                 0.00

Section 5.8 (viii)  Reserve Account Balance after Disbursement   $35,940,720.24

Section 5.8 (ix)    Specified Reserve Account Balance            $35,940,720.24

Section 5.8 (x)     Repurchase Amounts for Repurchased Receivables
                                 Seller                                   $0.00
                                 Servicer                                 $0.00
                                 TOTAL                                    $0.00


Section 5.8 (xi)    Advance Summary for Collection Period
                    Unreimbursed Advances for Period              $4,219,428.99
                    Unreimbursed Advances for Previous
                      Period                                      $4,399,580.48
                    Change from Previous Period                    ($180,151.49)

                    Reimbursed Advance from Collections           $1,330,949.61
                    Reimbursed Advance from Liquidation Proceeds $31,473.76 Reimbursed Advance from Reserve Account
                      Withdrawls                                          $0.00

(C) COPYRIGHT 1997, CHASE MANHATTAN BANK